DuPont Legal
Wilmington, DE  19898





                                   January 6, 1994




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


Sir/Madam:

          On behalf of E. I. du Pont de Nemours and Company
("DuPont"), I am transmitting a Registration Statement on Form S-8 for the Stock Performance Plan covering 15,000,000 shares of common stock for filing in accordance with the requirements of the Securities Act of 1933.

          DuPont's wire transfer in the amount of $251,831.90 in payment of the filing fee has been transmitted to the SEC's lockbox.

          If you have any questions concerning the Registration
Statement, please call me at (302) 774-5002.


                                   Very truly yours,


                                   /s/ Martha L. Rees


                                   Martha L. Rees
                                   Senior Counsel and
                                   Assistant Secretary

MLR:dcc

                              Registration Statement No. 33-
 -----------------------------------------------------------------
 -----------------------------------------------------------------
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549
 -----------------------------------------------------------------
                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
 -----------------------------------------------------------------
               E. I. DU PONT DE NEMOURS AND COMPANY
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       1007 MARKET STREET
      DELAWARE    WILMINGTON, DELAWARE  19898     51-0014090
  (STATE OR OTHER    (ADDRESS OF PRINCIPAL     (I.R.S. EMPLOYER
    JURISDICTION       EXECUTIVE OFFICES)    IDENTIFICATION NO.)
OF INCORPORATION OR
   ORGANIZATION)
                          --------------

                      STOCK PERFORMANCE PLAN
                     (FULL TITLE OF THE PLAN)

                          --------------

       C. L. HENRY, SENIOR VICE PRESIDENT -- DUPONT FINANCE
               E. I. DU PONT DE NEMOURS AND COMPANY
                        1007 MARKET STREET
                    WILMINGTON, DELAWARE  19898
              (NAME AND ADDRESS OF AGENT FOR SERVICE)

   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENTS FOR SERVICE:
                           302-774-1000
                          --------------

        APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                       PURSUANT TO THE PLAN:
 From time to time after effective date of Registration Statement
                          --------------

                  CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------
- ---------------------------------------------------------------------
                              PROPOSED   PROPOSED
TITLE OF                      MAXIMUM    MAXIMUM
SECURITIES        AMOUNT      OFFERING   AGGREGATE     AMOUNT OF
TO BE             TO BE       PRICE      OFFERING      REGISTRA-
REGISTERED        REGISTERED  PER SHARE* PRICE*        TION FEE
- --------------------------------------------------------------------
Common Stock $.60 15,000,000  $48.6875   $730,312,500  $251,831.90
  par value

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and based on the closing price of
          E. I. du Pont de Nemours and Company Common Stock as reported on the
          New York Stock Exchange Composite Tape on December 31,
  1993.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The documents listed below, previously filed with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement:

     (a) DuPont's annual report on Form 10-K for the year ended December 31, 1992.

     (b) DuPont's Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1993.

     (c)  DuPont's Current Reports on Form 8-K as filed on
          January 4, January 24, February 3, April 26,
          July 28, September 14 and October 27, 1993.

     All documents subsequently filed by DuPont pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of DuPont Common Stock

     Holders of DuPont Common Stock are entitled to receive dividends that may be declared by the Board of Directors of DuPont from surplus or net earnings, but not until all cumulative dividends on preferred stock shall have been declared and set apart for payment at the annual rates of $4.50 a share for the $4.50 Series and $3.50 a share for the $3.50 Series. Holders of DuPont Common Stock have the right to vote on all questions to the exclusion of all other stockholders, except as otherwise expressly provided by law or unless DuPont shall be in default in the payment of dividends on preferred stock for a period of six months. In the latter event, until accumulated and unpaid dividends on preferred stock of all series shall have been paid, the holders of the outstanding preferred stock shall have the exclusive right, voting separately and as a class, to elect two directors, or if the total number of directors of DuPont be only three, then only one director, at each meeting of stockholders held for the purpose of electing directors.

     On liquidation, dissolution, or winding up of DuPont, whether voluntary or involuntary, after payments have been made to holders of preferred stock, holders of DuPont Common Stock have the right to share ratably the remaining assets available for distribution. In the event of voluntary liquidation, holders of preferred stock are entitled to accumulated dividends and $115 a share for the $4.50 Series and $107 a share for the $3.50 Series; in the event of involuntary liquidation, holders of both series are entitled to accumulated dividends and $100 a share. Holders of DuPont Common Stock do not have any preemptive rights.

Item 5.  Interests of Named Experts and Counsel

     The validity of the issue of DuPont Common Stock offered hereby has been passed on by John F. Schmutz, Esq., Senior Vice President and General Counsel of DuPont. Mr. Schmutz beneficially owned as of January 5, 1994, 165,442 Shares of Common Stock of DuPont, including 126,300 shares of which he has the right to acquire beneficial ownership within 60 days through the exercise of stock options awarded under DuPont's Stock Option Plan.

Item 6.  Indemnification of Directors and Officers

     Under provisions of the Bylaws of DuPont, each person who is or was a director or officer of DuPont shall be indemnified by DuPont to the full extent permitted or authorized by the General Corporation Law of Delaware against any liability, cost or expense asserted against such director or officer and incurred by such director or officer in any such person's capacity as director or officer, or arising out of any such person's status as a director or officer. DuPont has purchased liability insurance policies covering its directors and officers to provide protection where DuPont cannot indemnify a director or officer.

Item 8.  Exhibits

     Exhibit
     Number                     Description
     -------                    -----------
     4(a) DuPont's Certificate of Incorporation, effective December 22, 1989 defining the rights of the holders of DuPont Common Stock. Incorporated by reference to Exhibit 3.1 of DuPont's Annual Report on Form 10-K for the year ended December 31, 1989.

     4(b) Form of letter sent to optionees setting forth the terms and conditions of stock options, as last revised.

     5(a)      Opinion of Counsel

     23(a)     Consent of Independent Accountants

     23(b) Consent of J. F. Schmutz, Esq. included in the opinion filed as Exhibit 5 to this Registration
               Statement

     24 Powers of attorney authorizing certain officers to sign this registration statement and amendments thereto on behalf of officers and directors.

Item 9.  S-K Item 512 Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

               (i)   To include any prospectus required by
          section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on January 5, 1994.

                              E. I. DU PONT DE NEMOURS AND COMPANY
                                        (Registrant)

                              By        /C. L. Henry/
                              ------------------------------
                                   C. L. Henry, Senior Vice
                                   President - DuPont Finance
                                   (Chief Financial Officer)

     Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed by the following persons in the capacities indicated and on the date indicated.

E. S. Woolard, Jr.    Chairman and Director
                        (Principal Executive
                         Officer)
J. A. Krol            Vice Chairman and
                         Director
C. S. Nicandros       Vice Chairman and
                         Director
P. N. Barnevik        Director        By    /C. L. Henry/
E. P. Blanchard, Jr.  Director        -----------------------
A. F. Brimmer         Director             C. L. Henry
C. R. Bronfman, O.C.  Director             Senior Vice President -
E. M. Bronfman        Director             DuPont Finance
E. Bronfman, Jr.      Director             (Principal Financial
L. C. Duemling        Director             and Accounting Officer
E. B. du Pont         Director             and Attorney-In-Fact
C. M. Harper          Director             for bracketed
R. E. Heckert         Director             individuals)
H. W. Johnson         Director             (January 5, 1994)
E. L. Kolber          Director
M. P. MacKimm         Director
W. K. Reilly          Director        By    /J. F. Schmutz/
H. R. Sharp, III      Director            -----------------------
C. M. Vest            Director             J. F. Schmutz
                                           Senior Vice President
                                           and General Counsel -
                                           DuPont Legal
                                           (Attorney-In-Fact for
                                           bracketed individuals)
                                           (January 5, 1994)


     Powers of attorney authorizing C. L. Henry and J. F. Schmutz jointly, to sign the registration statement and amendments thereto on behalf of the above-named directors and officers are filed with the registration statement.

                         INDEX TO EXHIBITS


     Exhibit
     Number                     Description
     -------                    -----------
     4(a) DuPont's Certificate of Incorporation, effective December 22, 1989 defining the rights of the holders of DuPont Common Stock. Incorporated by reference to Exhibit 3.1 of DuPont's Annual Report on Form 10-K for the year ended December 31, 1989.

     4(b) Form of letter sent to optionees setting forth the terms and conditions of stock options, as last revised.

     5(a)      Opinion of Counsel

     23(a)     Consent of Independent Accountants

     23(b) Consent of J. F. Schmutz, Esq. included in the opinion filed as Exhibit 5 to this Registration
               Statement

     24 Powers of attorney authorizing certain officers to sign this registration statement and amendments thereto on behalf of officers and directors.

                                              Exhibit 4(b)



       TERMS AND CONDITIONS OF STOCK OPTIONS GRANTED IN 1994


SECTION I.  DEFINITIONS

1.   The term "NQO" means a nonqualified stock option.

2. The term "ISO" means an incentive stock option qualified under Sec. 422A of the Internal Revenue Code.

3. The term "stock option" used hereafter applies independently to both the NQO and ISO.

4. The term "retirement" used hereafter refers to retirement pursuant to the provisions of the pension or retirement plan or policy of a plan company.


SECTION II. TERMS AND CONDITIONS APPLICABLE TO NQOs AND ISOs

1.   Option Price

     A stock option entitles you to purchase, subject to the limitations set forth in these terms and conditions, DuPont common stock at the average of the high and low price on the NYSE-Composite Transactions Tape on the grant date.

2.   Minimum Exercise

     You must purchase at any one time at least five percent of the initial total shares subject to the stock option grant or 225 shares, whichever is greater.

3.   Exercisability

     Except as provided in paragraph 5 below, from the grant date to the day prior to the first anniversary of grant date no shares may be purchased under the stock option grant. On the first anniversary of grant date, subject to the other terms and conditions contained herein, all shares subject to the option may be purchased.


     Beginning on the first date of exercisability and ending on the date six months prior to the tenth anniversary of the grant date, the average of the high and low price of DuPont common stock on the NYSE-Composite Transactions Tape must be at least 120 percent of the option price on the exercise date in order for the options to be exercisable.

4.   Last Date of Exercisability

     No shares may be purchased under the stock option grant after the earliest of the following:

     a. The day prior to the tenth anniversary of the grant date, or

     b.   Two years after your death, or

     c.   The later of (i) two years following your retirement or
          (ii) the day prior to your 70th birthday; however, if your death occurs within such two-year period or before your 70th birthday, the period will be extended until two years after your death, or

     d. The date (after retirement) on which a determination is made in accordance with Article XI, paragraph 2 of the Stock Performance Plan, that you willfully engaged in any activity which is harmful to the interests of a plan company, or

     e. Termination of your employment for any reason other than your death or retirement.

5.   Retirement and Death

     a. If, upon your retirement on a date other than December 31, the sum of:

          (i) the fair market value (determined at the time the option is granted) of the stock with respect to which ISOs were awarded in the year prior to your retirement, plus

          (ii) the fair market value of the stock with respect to which ISOs were awarded in the year of your retirement exceeds $100,000, the number of ISOs awarded in the year of retirement necessary to bring such sum below $100,000 shall be canceled, coincident with your retirement, and converted into an identical number of NQOs which shall have terms and conditions as if such NQOs were granted on the date of grant of the ISOs which they replaced.

     b. The day following your retirement, or upon your death, whichever occurs first, all shares subject to option may be purchased provided your retirement or death occurs at least six months* after grant date. If, however, your retirement or death occurs prior to that date, no such shares may be purchased and these grants will terminate.

     c. An ISO must be exercised within three months after your retirement in order to be taxed as an ISO. An ISO can still be exercised after the three-month period but will be taxed as an NQO.

6.   Stock Dividend

     In the event of any stock dividend, other changes in capitalization or special distributions to stockholders, an equitable adjustment will be made as indicated in Article XII of the Stock Performance Plan in the number of shares subject to the stock option and the price per share applicable thereto.

7.   Nontransferability and Exercise Upon Death

     During your lifetime, these grants are not transferable and shares subject to the option may be purchased only by you.

     In the event of your death, to the extent shares subject to option under these grants have not already been purchased or these grants otherwise terminated, these grants shall be exercisable -

     a. by the person or persons designated by you in the last designation filed with the Company on the form approved by the Compensation and Benefits Committee, or

     b. if no such designation has been filed, by the executor or administrator of your estate or in accordance with his or her directions, subject to the other terms and conditions contained herein.

     If you desire to designate a contingent beneficiary for receipt of these grants, you must file a designation form in connection therewith.





_______________

*Nine months for Section 16 officers pending shareholder approval of Stock Performance Plan amendment scheduled for April 27, 1994.

8.   Cash-Out Provision

     If the fair market value of a share of DuPont common stock on the date you elect to purchase shares pursuant to the stock option is less than 110% of the option price, rounded up to the next 25 cents, if not already a multiple of 25 cents, the Company may, at its election, pay you in cash for each share you elected to purchase an amount equal to the excess of such fair market value over the option price provided in the stock option, in lieu of:

     a. Accepting your payment for the shares you elected to purchase, and

     b.   Delivering such shares to you.

     In such circumstances, your rights to purchase such number of shares under this option will terminate. If you are a Section 16 officer or director, because of SEC restrictions, any such cash payments can only be made if the option is exercised during a ten-day window period.*

9.   How to Exercise/Payment of Option Price

     It will be necessary to make arrangements with the Company for full payment of shares purchased at the time of exercising the stock option, or any portion of it. Payment of the option price must be made in cash or in DuPont common stock, valued at the fair market value (the average of the high and low prices on the NYSE-Composite Transactions Tape) on the day of payment, or a combination thereof as determined by the Compensation and Benefits Committee.

     Purchase of shares will be effected only if notice of such purchase, accompanied by payment (cash and/or stock or provision therefore satisfactory to the Senior Vice President-DuPont Finance or designee), is received by the Senior Vice President-DuPont Finance or designee on or before the last day allowed for the purchase of shares as indicated above. Shares purchased or delivered in payment upon exercise will be registered in your name within ten business days of receipt by the Senior Vice President-DuPont Finance or designee of such notice and payment. In the event of your death prior to delivery of shares purchased pursuant to the option, the shares will be registered in the name(s) of your designee(s), or in accordance with the directions of the executor or administrator of your estate, as the case may be.



_______________

*There are four ten-day window periods a year. They commence on the third business day following the date the Company announces its quarterly and annual sales and earnings and end on the twelfth business day following such date.

10.  Satisfying Withholding with DuPont Common Stock

     Withholding for federal, state and local taxes is required in connection with exercise of NQOs. When an NQO is exercised, the difference between the option price and the value of the stock at time of exercise is compensation subject to withholding. In lieu of cash from personal funds, shares of DuPont common stock may be used to satisfy tax withholding requirements. Shares of DuPont common stock may also be used to satisfy withholding taxes on a disqualifying disposition of shares acquired in connection with exercise of an ISO.

     Shares used for withholding may be either option shares otherwise issuable pursuant to the exercise of the NQO or ISO or shares already owned which are tendered to the Company. You must unconditionally agree to tender the appropriate number of shares to the Company if the amount of withholding tax is determined after the date of exercise of the option. The number of shares withheld by the Company or required to be tendered to satisfy withholding taxes shall be determined based on the fair market value (the average of the high and low prices on the NYSE-Composite Transactions Tape) of the shares on the date for determining the amount of withholding tax due.

     If you are a Section 16 officer or director, because of SEC requirements, any election to use share withholding is subject to certain restrictions and requirements. In general, you must make an irrevocable election at least six months prior to the exercise date or within one of the four ten-day window periods per year. The terms and conditions applicable to your use of share withholding are attached hereto as Exhibit A and apply only to exercise of NQOs.

     In the event of changes in relevant law or circumstances, the Compensation and Benefits Committee may modify the terms and conditions of this Paragraph 10, including discontinuing share withholding.

11.  Interpretation

     The decision of the Compensation and Benefits
     Committee with respect to any question arising as to the interpretation of the Stock Performance Plan as it affects these grants, including the severability of any and all of the provisions of the Stock Performance Plan, shall be final, conclusive and binding.

12.  Incorporation of Stock Performance Plan

     It is understood that in addition to the terms and conditions set forth above, which are fixed by the Compensation and Benefits Committee in accordance with
     Article VI, paragraph 4 of the Stock Performance Plan, your grants are also subject to the other applicable provisions of the Stock Performance Plan.

                                                        EXHIBIT A


        TERMS AND CONDITIONS FOR USING SHARES TO SATISFY
    WITHHOLDING TAX ON EXERCISE OF NONQUALIFIED STOCK OPTIONS


A Section 16 officer or director may elect to use shares of DuPont common stock to satisfy federal, state and local tax withholding requirements in connection with the exercise of a nonqualified stock option.

1. An election to use shares to satisfy amounts required to be withheld pursuant to applicable federal, state and local tax laws in connection with the exercise of a nonqualified option is irrevocable. No election may be made with respect to an option prior to six months after the grant date.

2. An election to use shares to satisfy tax withholding requirements is subject to the disapproval of the Compensation and Benefits Committee.

3. Shares used to satisfy withholding may either be option shares otherwise issuable pursuant to the exercise of the nonqualified stock option or shares already owned which are tendered to the Company. The Section 16 officer or director must unconditionally agree to tender the appropriate number of shares to the Company if the amount of withholding tax is determined after the date of exercise of the option.

4. When the Section 16 officer or director elects to use shares to satisfy withholding, the election must be made on a date six months or more prior to the exercise date, or during a ten-day window period prior to or coincident with the exercise.

5. The number of shares withheld by the Company or tendered by the Section 16 officer or director to satisfy the withholding tax requirement shall be determined based on the fair market value (the average of the high and low prices on the NYSE-Composite Transactions Tape) of the shares on the date for determining the amount of withholding tax due.




_______________

*There are four ten-day window periods a year. They commence on the third business day following the date the Company announces its quarterly and annual sales and earnings and end on the twelfth business day following such date.

                                                  EXHIBIT 5



                                   January 5, 1994




E. I. du Pont de Nemours and Company
1007 Market Street
Wilmington, Delaware  19898


Gentlemen/Ladies:

          Reference is made to the Registration Statement being filed by you with the Securities and Exchange Commission, relating to 15,000,000 shares of E. I. du Pont de Nemours and Company (hereinafter called "the Company") $0.60 par value Common Stock ("Common Stock").

          It is my opinion that:

          (a) the Company is duly organized and existing under the State of Delaware; and

          (b) all shares of Common Stock so registered are or will when sold, be legally issued, fully paid and nonassessable.

          I hereby consent to the use of this opinion in connection with the above-mentioned Registration Statement.

                                   Very truly yours,


                                   /s/ J. F. Schmutz


                                   J. F. Schmutz
                                   Senior Vice President
                                   and General Counsel

JFS:dcc

                                                  EXHIBIT 23(a)


                CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference this Registration Statement on Form S-8 of our report dated
February 16, 1993, which appears on page 33 of the 1992 Annual Report to Stockholders of E. I. du Pont de Nemours and Company, which is incorporated by reference in E. I. du Pont de Nemours and Company's Annual Report on Form 10-K for the year ended December 31, 1992. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 20 of such Annual Report on Form 10-K.



Price Waterhouse
30 South Seventeenth Street
Philadelphia, Pennsylvania  19103

January 5, 1994

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /E. S. Woolard, Jr./                    12/15/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /J. A. Krol/                            12/13/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /C. S. Nicandros/                       12/14/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /P. N. Barnevik/                        12/19/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /E. P. Blanchard, Jr./                  12/18/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /A. F. Brimmer/                         12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /C. R. Bronfman, O.C./                  12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /E. M. Bronfman/                        12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /E. Bronfman, Jr./                      12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /L. C. Duemling/                        12/17/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /E. B. du Pont/                         12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /C. M. Harper/                     12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /R. E. Heckert/                         12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /H. W. Johnson/                         12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /E. L. Kolber/                     12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /M. P. MacKimm/                         12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /W. K. Reilly/                     12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /H. R. Sharp, III/                      12/20/93
           Director                       Date

                                                         Exhibit 24




                         POWER OF ATTORNEY



          KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints (1) the Senior
Vice President and General Counsel or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company (hereinafter referred to as the "Company"), and (2) the Senior Vice President - DuPont Finance, any Vice President, DuPont Finance, or any Assistant Treasurer of the Company, jointly, in his or her name, place and stead, in any and all capacities, to execute and file, or cause to be filed, with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to DuPont common stock, $0.60 par value, offered under the Stock Performance Plan, any and all amendments thereto and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.







     /C. M. Vest/                            12/19/93
           Director                       Date